POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Allen Gerrard, Jennifer Hoover, and Amra Hoso or either of them signing singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1. Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of report required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2. Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of LiveWire Group, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 ("Section 16") and the rules thereunder and Form 144 ("Form 144") pursuant to Rule 144 under the Securities Act of 1933 ("Rule 144") and the rules thereunder;

3. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, complete and execute any amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 and Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and 144 with respect to the undersigned's holdings of any transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of October, 2026.

Signed by Black Knight EXP-DocVerify: 2026-10-30 14:35:10 EDT

Scott J Nash

Signature: ______________________________

Scott J. Nash

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA

This instrument was acknowledged before me on October 30, 2026 by Scott J. Nash.

Signed by Black Knight EXP-DocVerify: 2026-10-30 14:35:24 EDT

____

Notary Public

My Commission Expires: November 30, 2028

Commonwealth of Pennsylvania - Notary Seal
Kathleen Lennon, Notary Public
Philadelphia County
My commission expires Nov 30, 2028
Commission number 1301877

Notarial Act Performed by Audio visual communication